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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	March 30, 2005

     Microfield Group, Inc.

(Exact name of registrant as specified in its charter)

Oregon	000-26226	93-0935149

(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

1631 NW Thurman, Suite 200, Portland, OR		97209

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(503) 419-3580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Gary M. Kapral has resigned as the Chief Financial Officer of Microfield Group, Inc. effective as of March 25, 2005 to accept a new position in Nevada.

Randall R. Reed was appointed as the Chief Accounting Officer effective as of March 28, 2005. Mr. Reed has been assisting in the preparation and review of all of the Company’s financial filings for the last 4 years and has been integral in the Company’s financial review process. Mr. Reed has been providing financial consulting services to public and private companies for the last five years.

ITEM 7.01 Regulation FD Disclosure

Attached is the press release to be issued by the Company regarding Mr. Kapral’s departure and Mr. Reed’s promotion.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99	Press release regarding Mr. Kapral’s departure and Mr. Reed’s promotion.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2005.
Microfield Group, Inc.

/s/ A. Mark Walter

A. Mark Walter, President